Exhibit 10.3

DEBT CONVERSION AGREEEMENT

THIS DEBT CONVERSION AGREEMENT (the “Agreement”) is made and entered into as of this September 30, 2011 by and between Metiscan, Inc, a Delaware corporation, (the “Company”), Aclor Inc, a Georgia corporation which is a subsidiary of Company, and the individual or entity to which Aclor, Inc owes debts to, whose information and signature are set forth in the Exhibit A attached hereto (the “Creditor”).

WHEREAS, the Creditor is owed certain unpaid debt by Aclor Inc, a Georgia corporation which is a subsidiary of Company, the total amount of the said debt is set forth in the Exhibit A attached hereto (the “Total Debt”);

WHEREAS, the Creditor has agreed to retire the Total Debt in exchange for the issuance of shares of the stock of the Company (the “Shares”);

WHEREAS, the Company believes that it is in the best interests of its shareholders to issue the Shares to the Creditor;

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

Article 1. Conversion of Total Debt

Section 1.1. Conversion.

Upon execution of this Agreement, the Debtor will convert the Debt into certain amount of shares of the Company’s stock, the total amount of which is set forth in the Exhibit A attached hereto (“Shares”).  As promptly as practicable after the conversion of the Debt, the Company at its expense will issue and deliver to the Creditor of the Debt a certificate or certificates for the number Shares issuable upon such conversion.

Section 1.2. Assignment.

The rights and obligations of the Company and the Creditor of the Debt shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

Section 1.3. Waiver and Amendment.

 Any provision of the Debt may be amended, waived or modified upon the written consent of the Company and the Creditor.

Section 1.4. Transfer of The Debt or Securities Issuable on Conversion Hereof.

With respect to any offer, sale or other disposition of the Debt or securities into which such Debt may be converted, the Creditor will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of a legal counsel, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect).  Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify such Creditor that such Creditor may sell or otherwise dispose of the Debt or such securities, all in accordance with the terms of the notice delivered to the Company.  If a determination has been made pursuant to this Section 1.4 that the opinion of counsel is not reasonably satisfactory to the Company, the Company shall so notify the Creditor promptly after such determination has been made.  Each Debt thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act of 1933, as amended, unless in the opinion of counsel for the Company such legend is not required.  The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

Section 1.5. Notices.

Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if telegraphed or mailed by registered or certified mail, postage prepaid, at the respective addresses of the parities as set forth herein.  Any party hereto may by notice so given change its address for future notice hereunder.  Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail or telegraphed in the manner set forth above and shall be deemed to have been received when delivered.

Article 2: Representations and Warranties of Company

Company hereby, jointly and severally, represents, warrants and agrees as follows:

Section 2.1. Corporate Organization

(a).            Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has all requisite corporate power and authority to own its properties and assets and to conduct its business and is duly qualified to do business in good standing in each jurisdiction in which the nature of the business conducted by Company or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of Company (a "Company Material Adverse Effect");

(b).            Copies of the Articles of Incorporation and By-laws of Company, with all amendments thereto to the date hereof, have been furnished to all other parties to this Agreement, and such copies are accurate and complete as of the date hereof. The minute books of Company are current as required by law, contain the minutes of all meetings of the Board of Directors and shareholders of Company from its date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by the Board of Directors and shareholders of Company.

Section 2.2 Authorization and Validity of Agreements.

Company has all corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and upon the execution and delivery by other parties and the performance of their obligations herein, will constitute, a legal, valid and binding obligation of Company. The execution and delivery of this Agreement by Company and the consummation by Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action of Company, and no other corporate proceedings on the part of Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

Section 2.3  No Conflict or Violation.

The execution, delivery and performance of this Agreement by Company do not and will not violate or conflict with any provision of its Articles of Incorporation or By-laws, and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under, or give to any other entity any right of termination, amendment, acceleration or cancellation of, any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which Company is a party or by which it is bound or to which any of their respective properties or assets is subject, nor will it result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of Company, nor will it result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, permits to which Company is bound.

Section 2.4 Consents and Approvals.

No consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other person, firm or corporation, is required in connection with the execution and delivery of this Agreement by Company or the performance by Company of its obligations hereunder.

Section 2.5 Survival.

Each of the representations and warranties set forth in this Article II shall be deemed represented and made by Company at the Closing as if made at such time and shall survive the Closing for a period terminating on the second anniversary of the date of this Agreement.

Article 3: Representations and Warranties of Creditor

Section 3.1 Authorization and Validity of Agreements.

Creditor has all corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Creditor and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of Creditor are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

Section 3.2 No Conflict or Violation.

The execution, delivery and performance of this Agreement by Creditor does not and will not violate or conflict with any provision of laws, and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate, result in a breach of or constitute (with due notice or lapse of time or both) a default under or give to any other entity any right of termination, amendment, acceleration or cancellation of any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which Creditor is a party or by which it is bound or to which any of its respective properties or assets is subject, nor result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of Creditor, nor result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, permits to which Creditor is bound.

Section 3.3 Investment Representations and Restricted Stock.

(a)           The Shares will be acquired hereunder solely for the account of the Creditor, for investment. Creditor had full access to all the information such shareholder considers necessary or appropriate to make an informed investment decision with respect to the Company Shares to be acquired under this Agreement. Creditor had had an opportunity to ask questions and receive answers from Company’s directors regarding Company and to obtain additional information (to the extent Company’s directors possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such shareholder or to which such shareholder had access. Creditor had been at the time of the offer and execution of this Agreement, either domiciled and resident outside the United States (a “Non-U.S. Shareholder”) and or been an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act).

(b)           The Shares have not been registered with SEC and are restricted stock which will bear a restrictive legend on the stock certificate.

Section 3.4 Disclosure.

This Agreement, the schedules hereto and any certificate attached hereto or delivered in accordance with the terms hereby by or on behalf of Creditor in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 3.5 Survival.

Each of the representations and warranties set forth in this Article 3 shall be deemed represented and made by Creditor as if made at such time and shall survive the closing for a period terminating on the second anniversary of the date of this Agreement.

Article 4. Others

Section 4.1 Survival of Provisions.

The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall survive the Closing Date and the consummation of the transactions contemplated by this Agreement. In the event of a breach of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach available to it under the provisions of this Agreement or otherwise, whether at law or in equity, regardless of any disclosure to, or investigation made by or on behalf of such party on or before the Closing Date.

Section 4.2 Publicity.

No party shall cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other parties, unless a press release or announcement is required by law. If any such announcement or other disclosure is required by law, the disclosing party agrees to give the non-disclosing parties prior notice and an opportunity to comment on the proposed disclosure.

Section 4.3 Successors and Assigns.

This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

Section 4.4 Fees and Expenses.

Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

Section 4.5     Methods of Termination.

This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time before the Closing by the mutual written consent of both parties;

Section 4.6 Notices.

All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed.

Section 4.7 Entire Agreement.

This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 4.8 Severability.

This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 4.9 Titles and Headings.

The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 4.10 Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

Section 4.11 Convenience of Forum; Consent to Jurisdiction.

The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of Texas, and/or the United States District Court in Texas, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party.

Section 4.12 Enforcement of the Agreement.

The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 4.13 Governing Law.

This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York without giving effect to the choice of law provisions thereof.

Section 4.14 Amendments and Waivers.

No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

IN WITNESS WHEREOF, the parties have executed this Debt Conversion Agreement as of the date first written above.

 Company

By:_____________________________
Curtis Gung, President, CEO
Metiscan Inc

Aclor Inc

By:_____________________________
Curtis Gung, President
Aclor Inc

Creditor:

The Signature of Creditor is set forth in the Exhibit A attached hereto.

Exhibit A

Creditor	Go Right Holding Limited
Amount of Total Debts Owed and Converted	$ 1,130,187.50
Number of Shares Converted From Total Debts	376,730 Shares of Series G Non-Convertible Preferred Stock, Par Value $ 0.0001 376,730 Shares of Series H Convertible Preferred Stock, Par Value $ 0.0001
Description of Shares
Series G Non-Convertible Preferred Stock, Par Value $ 0.0001
The number of shares constituting such series is 1,250,000 shares and the shares of such series shall not be converted into any shares of Common Stock. Each share of Series G Preferred Stock has 2,000 votes in all actions properly brought by the shareholders.

Series H Convertible Preferred Stock, Par Value $ 0.0001
The number of shares constituting such series are 2,750,000 shares, each share of which can be converted into 2,000 share of Common Stock, par value $ 0.0001, at the option of the holder. Each share of Series H Convertible Preferred Stock has the number of votes equal to the number of shares of the underlying Common Stock in all actions properly brought by the shareholders..

Creditor Signature	By:____________________________________________ Chicheng (Curtis) Gung with Power of Attorney Go Right Holding Limited